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     LOAN AND SECURITY AGREEMENT, dated April 28, 1998, between DBAE Venture,
LLC, a Delaware limited liability company ("Lender"), and Lamar Investments, Inc., an Illinois corporation (the "Borrower").

                                     RECITALS:

     A. The Borrower has requested the Lender to make a term loan to the Borrower in the aggregate principal amount of Ten Million Dollars
($10,000,000.00), the proceeds of which will be used to fund a revolving loan arrangement with Dominion Bridge Corporation, a Delaware corporation, and/or its Affiliates.

     B. The Lender is willing to make such loan to the Borrower on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

     1.   DEFINITIONS.  As used herein:

     "AFFILIATE" means: (a) any Person which, directly or indirectly, controls, is controlled by or is under common control with, the Borrower; (b) any Person which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of the Borrower; or (c) any Person, five percent or more of any class of the voting stock (or if such Person is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Borrower.
 The term control (including the terms "controlled by" and "under common control with"), means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

     "BUSINESS DAY" means any day that is not a Saturday, Sunday, or day on which banks in Chicago, Illinois are required or permitted to close.

     "CAPITAL LEASE" means any lease of Property by the Borrower that, in accordance with GAAP, should be reflected as a liability on the balance sheet of the Borrower.

     "CLOSING DATE" means the date on which the Term Loan is made hereunder.

     "COLLATERAL" has the meaning given to such term in Section 6.1.

     "DBC" means Dominion Bridge Corporation, a Delaware corporation.

     "DBC COLLATERAL" means the collateral granted to the Borrower and Wellgate International Ltd. under the DBC Credit Agreement.

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     "DBC CREDIT AGREEMENT" means the Credit Agreement dated the date hereof among the Borrower, Wellgate International Ltd., Groupe Cedar Canada Inc./Cedar Group Canada Inc., DBC and certain affiliates of DBC named therein.

     "DBC OBLIGATIONS" means the obligations of Groupe Cedar Canada Inc./Cedar Group Canada Inc., as borrower, under, and the guarantors of, the DBC Credit Agreement.

     "DEBT" means all liabilities, obligations and indebtedness of the Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing:
(i) the Borrower's liabilities and obligations to trade creditors; (ii) all Obligations; (iii) all obligations and liabilities of any Person secured by any Lien on the Borrower's Property, even though the Borrower shall not have assumed or become liable for the payment thereof; PROVIDED, HOWEVER, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (iv) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to Property used or acquired by the Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such Property; PROVIDED, HOWEVER, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (v) all accrued pension fund and other employee benefit plan obligations and liabilities; (vi) all obligations and liabilities under guaranties; and (vii) deferred taxes.

     "EVENT" means any event or condition which, with notice, the passage of time, the happening of any other condition or event, or any combination thereof, would constitute an Event of Default.

     "EVENT OF DEFAULT" has the meaning given to such term in Section 8.1.

     "GAAP" means at any particular time with respect to the Borrower, generally accepted accounting principles as in effect at such time, consistently applied, PROVIDED, HOWEVER, that, if employment of more than one principle shall be permissible at such time in respect of a particular accounting matter, "GAAP" shall refer to the principle which is then employed by the Borrower with the concurrence of its independent certified public accountants, who are acceptable to the Lender.

     "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement entered into by the Borrower, Wellgate International Ltd. and the Bank of New York relating to the payment of the DBC Obligations and to their relative rights in and to the DBC Collateral.

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     "LIEN" means:  (a) any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting Property.

     "LOAN DOCUMENTS" means this Agreement, the Term Note, and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, the Security Interest, or any other aspect of the transactions contemplated by this Agreement.

     "OBLIGATIONS" means all present and future loans, advances, liabilities, obligations, covenants, duties, and Debts owing by the Borrower to the Lender, whether or not arising under this Agreement, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Lender in the Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrower hereunder, under another Loan Document, or under any other agreement or instrument with the Lender.

     "PERMITTED LIENS" means: (a) Liens for taxes not yet payable or Liens for taxes being contested in good faith and by proper proceedings diligently pursued; (b) Liens in favor of the Lender; and (c) Liens reflected on EXHIBIT A hereto.

     "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, Public Authority, or any other entity.

     "PROCEEDS" means all products and proceeds (as defined in the UCC) of any Collateral, and all proceeds of such proceeds and products, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral.

     "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "PUBLIC AUTHORITY" means the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation or other instrumentality of any of the foregoing.

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     "SECURITY INTEREST" means collectively the Liens granted to the Lender in the Collateral pursuant to this Agreement, the other Loan Documents, or any other agreement or instrument.

     "SOLVENT" shall mean when used with respect to any Person that: (a) the fair value of all its Property is in excess of the total amount of its debts (including contingent liabilities); (b) it is able to pay its debts as they mature; and (c) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

     "SUBSIDIARY" means any corporation of which more than 50% of the outstanding securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions), is at the time, directly or indirectly through one or more intermediaries, owned by the Borrower and/or one or more of its Subsidiaries.

     "TERM LOAN" has the meaning specified in Section 2.

     "TERM NOTE" has the meaning specified in Section 2.

     "UCC" means the Uniform Commercial Code (or any successor statute) of the State of Illinois or of any other state the laws of which are required by
Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

     ACCOUNTING TERMS. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

     OTHER TERMS. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. Wherever appropriate in the context, terms used herein in the singular also include the plural, and VICE VERSA, and each masculine, feminine, or neuter pronoun shall also include the other genders.

     2. LOAN. The Lender will make a term loan (the "TERM LOAN") to Borrower on the date requested by Borrower. The Term Loan will be in the aggregate principal amount of $10,000,000.00 repayable in accordance with the terms of a promissory note (the "TERM NOTE"), which will be executed by the Borrower and delivered to the Lender on the date of requested funding of the Term Loan.

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     3.   INTEREST AND OTHER CHARGES.

     3.1 INTEREST. The Borrower shall pay the Lender interest on the unpaid principal balance of the Term Loan at the rate of two and one-half percent (2-1/2%) per calendar month, prorated for a partial month, payable on the Maturity Date (as hereinafter defined), and from and after the occurrence of a default in payment of principal or interest on the Term Note, the Borrower shall pay the Lender interest on the unpaid principal amount hereof until payment in full at the rate of three and one-half percent (3-1/2%) per calendar month, prorated for a partial month. Interest charges shall be computed on the basis of a month of 30 days and actual days elapsed and will be payable to the Lender on maturity of the Loan.

     3.2 MAXIMUM INTEREST RATE. In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations, other than interest in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no Obligations outstanding, the Lender shall refund to the Borrower such excess.

     4.   PAYMENTS AND PREPAYMENTS.

     4.1 REPAYMENT OF TERM LOAN. The Borrower shall repay the principal of the Term Loan in full 120 days following the issue date thereof (the "Maturity Date").

     4.2 VOLUNTARY PREPAYMENTS OF TERM LOAN. The Borrower may prepay the principal of the Term Loan in whole or in part at any time after the 30th day following issuance of the Term Note and from time to time thereafter without penalty. All voluntary prepayments of the principal of the Term Loan shall be accompanied by the payment of all accrued but unpaid interest on the Term Loan to the date of prepayment. Any voluntary prepayment under this Section of less than all of the outstanding principal of the Term Loan shall be applied to the installments of principal of the Term Loan in the inverse order of maturity.

     4.3 PLACE AND FORM OF PAYMENTS; EXTENSION OF TIME. All payments of principal, interest, premium, and other sums due to the Lender shall be made at the Lender's address set forth in or specified pursuant to Section 9.6.
If any payment of principal, interest, premium, or other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate during such extension.

     4.4 APPLICATION AND REVERSAL OF PAYMENTS. The Lender shall determine in its reasonable discretion the order and manner in which Proceeds of Collateral and other payments that the Lender receives are applied to the Term Loan, interest thereon, and the other Obligations.

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     4.5  INDEMNITY FOR RETURNED PAYMENTS.  If after receipt of any payment of, or Proceeds applied to the payment of, all or any part of the Obligations, the Lender is for any reason compelled to surrender such payment or Proceeds to any Person, because such payment or Proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or Proceeds had not been received by the Lender; and the Borrower shall be liable to Pay to the Lender, and hereby does indemnify the Lender and hold the Lender harmless for, the amount of such payment or Proceeds surrendered. The provisions of this Section 4.5 shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment or Proceeds, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment or Proceeds having become final and irrevocable. The provisions of this Section
4.5 shall survive the termination of this Agreement.

     6.   COLLATERAL.

     6.1  GRANT OF SECURITY INTEREST.

          (a) As security for all Obligations, the Borrower hereby grants to the Lender a continuing security interest in, lien on, and assignment of:
     (i) all instruments evidencing indebtedness to the Borrower by Dominion Bridge Corporation, a Delaware corporation ("DBC") and/or any of its Affiliates; (ii) all interests granted by DBC and its Affiliates to the Borrower to secure repayment and performance of DBC's or its Affiliates' obligations ("DBC OBLIGATIONS") to the Borrower; and (iii) all books, records and other Property relating to or referring to any of the foregoing (all of the foregoing, together with all other property in which the Lender may at any time be granted a Lien, being herein collectively referred to as the "COLLATERAL"). The Lender shall have all of the rights of a secured party with respect to the Collateral under the UCC and the other laws of the State of Illinois and any other applicable jurisdiction.

          (b) All Obligations shall constitute a single loan secured by the Collateral. The Lender may, in its sole discretion, (i) exchange, waive, or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as the Lender may determine, and (iii) settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or the Lender's right to take any other action with respect to any other Collateral.

     6.2 PERFECTION AND PROTECTION OF SECURITY INTEREST. The Borrower shall, at its expense, perform all steps requested by the Lender at any time to perfect, maintain, protect, and enforce the Security Interest, including the filing of UCC financing statements and Canadian assignments as requested in writing from time to time by the Lender.

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     6.3  RIGHT TO CURE.  The Lender may, in its sole discretion and at any time, for the Borrower's account and expense, pay any amount or do any act required of the Borrower hereunder or requested by the Lender to preserve, protect, maintain or enforce the Obligations, the Collateral or the Security Interest. All payments that the Lender makes under this Section and all out-of-pocket costs and expenses that the Lender pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrower and shall become Obligations hereunder. Any payment made or other action taken by the Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

     6.4 LENDER'S RIGHTS, DUTIES, AND LIABILITIES. The Borrower assumes all responsibility and liability arising from or relating to the use, sale, or other disposition of the Collateral. Neither the Lender nor any of its officers, directors, employees, and agents shall be liable or responsible in any way for the safekeeping of any of the Collateral, or for any act or failure to act with respect to the Collateral, or for any loss or damage thereto, or for any diminution in the value thereof, or for any act of default or any warehouseman, carrier, forwarding agency or other person whomsoever, all of which shall be at the Borrower's sole risk. The Obligations shall not be affected by any failure of the Lender to take any steps to perfect the Security Interest or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrower from any of the Obligations. Subject to the terms of the Intercreditor Agreement, the Lender may (but shall not be required to), without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Lender and the Borrower.

     7. GENERAL WARRANTIES AND REPRESENTATIONS. The Borrower continuously warrants and represents to the Lender, at all times during the term of this Agreement and until all Obligations have been satisfied, that, except as hereafter disclosed to and accepted by the Lender in writing:

     7.1 AUTHORIZATION, VALIDITY, AND ENFORCEABILITY OF THIS AGREEMENT AND THE LOAN DOCUMENTS. The Borrower has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant the Security Interest. The Borrower has taken all necessary corporate action (including, without limitation, obtaining approval of its members) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or declaration or filing with, any Public Authority, and no consent of any other Person, is required in connection with the Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents, except for those already duly obtained. Each of this Agreement and the other Loan Documents has been duly executed and delivered by the Borrower, and constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms without defense, setoff, or counterclaim. The Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of the Borrower or any of its Subsidiaries (except as contemplated by this Agreement and the other Loan Documents) by reason of the terms of (a) any contract, mortgage, lien, lease, agreement, indenture, or instrument to which the Borrower or any of its Subsidiaries is a party or which is binding upon it, (b) any judgment, law, statute, rule or governmental regulation applicable to the Borrower or any of its Subsidiaries, or (c) the Articles of Incorporation and the By-Laws of the Borrower.

     7.2 VALIDITY AND PRIORITY OF SECURITY INTEREST. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in the Lender's favor, and when all proper filings, recordings, assignments and other actions necessary to perfect such Liens have been made or taken in the appropriate jurisdictions, such Liens will constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral except Permitted Liens, securing all the Obligations, and enforceable against the Borrower and all third parties.

     7.3 ORGANIZATION AND QUALIFICATION. The Borrower: (a) is duly organized and validly existing in good standing under the laws of the State of Illinois; and (b) has all requisite power and authority to conduct its business and to own its Property.

     7.4 CORPORATE NAME; PRIOR TRANSACTIONS. The Borrower has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its Property out of the ordinary course of business

     7.5 RESTRICTIVE AGREEMENTS. The Borrower is not a party to any contract or agreement, and is not subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which materially and adversely affects or, insofar as the Borrower can reasonably foresee, could materially and adversely affect, the Borrower's Property, business, operations, or condition (financial or otherwise), would in any respect materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

     7.6 NO VIOLATION OF LAW. The Borrower is not in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation would in any respect materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

     8.   DEFAULT; REMEDIES.

     8.1 EVENTS OF DEFAULT. It shall constitute an event of default ("EVENT OF DEFAULT") if any one or more of the following shall occur for any reason:

          (a) any failure to pay the principal of or interest or premium on any of the Obligations when due, whether upon demand or otherwise;

          (b) any representation or warranty made by the Borrower in this Agreement, any of the other Loan Documents, or any certificate furnished by the Borrower at any time to the Lender shall prove to be untrue in any material respect as of the date on which made;

          (c) default shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement, the Term Note, the other Loan Documents, or any other agreement entered into at any time to which the Borrower and the Lender are party, or if any such. agreement, instrument or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Lender) or become void or unenforceable without the written consent of the Lender;

          (d) the Borrower shall: (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its Property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

          (e) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement or readjustment of the Borrower's debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing;

          (f) a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for the Borrower or for all or any part of its Property shall be appointed involuntarily; or a warrant of attachment, execution or similar process shall be issued against any part of the Property of the Borrower;

          (g) the Borrower shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

          (h) all or any part of the Property of the Borrower shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such Property or of the Borrower shall be assumed by any Public Authority or any court of competent jurisdiction at the instance of any Public Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

     8.2  REMEDIES.

          (a) If an Event of Default exists, the Lender may, without notice to or demand on the Borrower, declare any or all Obligations to be immediately due and payable (provided however that upon the occurrence of any Event of Default described in Sections 8.1(d). 8.l(e), 8.l(f), or 8.l(g), all Obligations shall automatically become immediately due and payable); and pursue its other rights and remedies under the Loan Documents and applicable law.

          (b) If an Event of Default exists, in all cases subject to the terms of the Intercreditor Agreement: (i) the Lender shall have, in addition to all other rights, the rights and remedies of a secured party under the UCC;
     (ii) the Lender may, at any time, take possession of the Collateral and keep it on the Borrower's premises, at no cost to the Lender, or remove any part of it to such other place or places as the Lender may desire, or the Borrower shall, upon the Lender's demand, at the Borrower's cost, assemble the Collateral and make it available to the Lender at a place reasonably convenient to the Lender; and (iii) the Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its sole discretion, and may, if the Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Lender of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) days prior to such action to the Borrower's address specified in or pursuant to Section 9.6. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Lender receives payment, and if the buyer defaults in payment, the Lender may resell the Collateral without further notice to the Borrower. In the event the Lender seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Lender retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Lender has no obligation to preserve rights to the Collateral or marshall any Collateral for the benefit of any Person. The Lender is hereby granted a

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     license or other right to use, without charge, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to the Lender's benefit. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and second, in whatever order the Lender elects, to all Obligations. The Lender will return any excess to the Borrower or such other Person as shall be legally entitled thereto and the Borrower shall remain liable for any deficiency.

          (c) If an Event of Default occurs, the Borrower hereby waives all rights to notice and hearing prior to the exercise by the Lender, subject to the Intercreditor Agreement, of the Lender's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

     9.   MISCELLANEOUS.

     9.1 CUMULATIVE REMEDIES; NO PRIOR RECOURSE TO COLLATERAL. The enumeration herein of the Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Lender may have under the UCC or other applicable law. The Lender shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Lender may, without limitation, proceed directly against the Borrower to collect the Obligations without any prior recourse to the Collateral.

     9.2 NO IMPLIED WAIVERS. No act, failure or delay by the Lender shall constitute a waiver of any of its rights and remedies. No single or partial waiver by the Lender of any provision of this Agreement or any other Loan Document, or of breach or default hereunder or thereunder, or of any right or remedy which the Lender may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. No waiver by the Lender shall affect its rights to require strict performance of this Agreement.

     9.3 SEVERABILITY. If any provision of this Agreement shall be prohibited or invalid, under applicable law, it shall be is effective only to such extent, without invalidating the remainder of this Agreement.

     9.4 GOVERNING LAW. This Agreement shall be deemed to have been made in the State of Illinois and shall be governed by and interpreted in accordance with the laws of such state, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction.

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     9.5  OTHER SECURITY AND GUARANTIES.  The Lender may, without notice or demand and without affecting the Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

     9.6 FEES AND EXPENSES. The Borrower shall pay to the Lender on demand costs and expenses (including attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Lender arising of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. Except as otherwise provided herein, all notices, demands and requests that either party is required or elects to give to the other shall be in writing, shall be delivered personally against receipt, or sent by recognized overnight courier service, or mailed by registered or certified mail, return receipt requested, postage prepaid, and shall be addressed to the party to be notified as follows:

     If to the Lender:        DBAE Venture, LLC
                              650 Dundee Road, Suite 460
                              Northbrook, Illinois  60062
                              Attention:  Felger, L.L.C., Manager

     If to the Borrower:      Lamar Investments, Inc.
                              650 Dundee Road, Suite 460
                              Northbrook, Illlinois  60062
                              Attention:  Leonard B. Feldman

or to such other address as each party may designate for itself by like notice. Any such notice, demand, or request shall be deemed given when received, if personally delivered or sent by overnight courier, or when deposited in the United States mails, postage paid, if sent by registered or certified mail.

     9.7 WAIVER OF NOTICES. Unless otherwise expressly provided herein, the Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

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     9.8  WARRANTS.  The Borrower agrees to assign to Lender one-third of the
Warrants to purchase Common Stock of DBC when, as and if received by Borrower pursuant to the terms of the DBC Credit Agreement.

     9.9 BINDING EFFECT; ASSIGNMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower without the prior written consent of the Lender. The rights and benefits of the Lender hereunder shall, if the Lender so agrees, inure to any party acquiring any interest in the Obligations or any part thereof.

     9.10 MODIFICATION. This Agreement is intended by the Borrower and the Lender to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of the Lender.

     9.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

     9.12 CAPTIONS. The captions contained in this Agreement are for convenience only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

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     IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                               LAMAR INVESTMENTS, INC.


                               By: /s/ Gary I. Levenstein
                                   ---------------------------

                               Title: Attorney-in-Fact for Gerrard
                                      Feldman, Pres. of Lamar Investments, Inc.


                               DBAE VENTURE, LLC

                               By:  FELGER, L.L.C., as Manager
                                    ----------------------------


                               By: /s/ Stephen N. Engberg
                                   -----------------------------
                               Title: Attorney-in-Fact for Douglas A. Gerrard
                                      Administrative Member of Felger, L.L.C.



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                                     EXHIBIT A

                                  PERMITTED LIENS










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